THIS PROMISSORY NOTE (THE"NOTE"), AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES  ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THIS NOTE AND/OR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

FIXED RATE CONVERTIBLE PROMISSORY NOTE
  $__________
_____________, 2008

FOR VALUE RECEIVED, Janel World Trade, Ltd., a Nevada corporation with its principal place of business at 150-14 132nd Avenue, Jamaica, New York, 11434  (hereinafter referred to as the "Payor" or “Company”), promises to pay to the order of ______________________________, with an address at _____________________________________________ (hereinafter referred to as the "Payee"), on the Maturity Date set forth in Article 2(A) of this Convertible Promissory Note (the “Note”), unless earlier converted in accordance with the terms of this Note, the principal sum of _________________________  Dollars ($________), with interest on the principal sum as calculated in Article 1 below.

1.           Interest

(A)           Interest on the unpaid principal balance shall be calculated from the date of this Note to and including the date of repayment at an interest rate equal to eight percent (8%) per annum.

(B)           Payment of the accrued and unpaid interest shall be due and payable upon payment of the principal balance of this Note pursuant to Article 2(A) of this Note, or upon conversion of this Note pursuant to Article 3(A)(i) of this Note.

2.           Method of Payment

(A)           Payment of the principal balance of this Note, together with any unpaid and accrued interest thereon, shall be due and payable no later than one (1) year from the date of the receipt by the Maker of the principal sum from the Payee (“Maturity Date”).

(B)           Payments of interest and principal of this Note shall be made by delivery of a check drawn by the Payor to the Payee at the Payee's address set forth above or at such other place as may be designated by the Payee pursuant to Article 14(C) of this Note.

(C)           The Company has the right to pay the principal and interest of this Note in cash or in Conversion Shares of the Company’s $0.001 par value unregistered Common Stock (the "Conversion Shares") as set forth in Article 3 of this Note.  If the Note is not paid in full on or before the Maturity Date, all principal and interest due will be converted into Conversion Shares issued to the Payee at a conversion price of Seventy Five Cents ($0.75) per Share.

(D)           If the Company elects to pay this Note in cash, it will issue to the Payee the number of Conversion Shares equal to number which is Fifteen Percent (15%) of the face value of this Note.

3.           Conversion

(A)           The Company shall have the right, at its option, to convert all or a part of the principal and interest due on this Note into Conversion Shares at a conversion price of Seventy Five Cents ($0.75) per share on the Maturity Date.

(B)           If there is conversion of this Note, the Company shall issue and deliver to the Payee, or its duly authorized designee, certificates representing the whole number of fully paid and non-assessable Conversion Shares into which this Note has been converted, rounded up or down to the nearest whole number determined by rounding to the next greater whole number if the fractional share is 0.5 or greater and the next lower whole number if the fractional share is less than 0.5.Subject to the provisions of this Article 3 of this Note, such conversion shall be deemed to have been made at the close of business upon the date of conversion, so that the rights of the Payee with respect to the principal and interest amounts of this Note so converted shall cease at such time, and the person or persons entitled to receive the Conversion Shares upon conversion of this Note shall be treated, for all purposes, as having become the record holder or holders of such Conversion Shares at the time of such conversion.

(C)           The Company shall pay any costs or expenses in connection with the issuance of certificates for Conversion Shares upon conversion of this Note.  Such certificates shall be issued in the name directed by the Payee.

4.           Registration with the S.E.C.

(A)           If the Company shall at any time seeks to register or qualify any of its capital stock it shall furnish the holder of this Note with at least thirty (30) days' prior written notice thereof so that the holder(s) of this Note shall have the opportunity to include all of the Conversion Shares purchased by the Payee in such registration or qualification, pursuant to the “Piggyback” registration provisions annexed as Exhibit “B” to this Note.

(B)           All expenses in connection with preparing and filing any registration statement pursuant to this Article 4 of this Note (and any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement) shall be borne in full by the Company; provided, however, that the Payee shall pay any and all underwriting commissions and expenses and the fees and expenses of the Payee’s legal counsel with respect to the registration of the Conversion Shares.

(C)           In the event that the Company makes a public offering of its Common Stock pursuant to the Act or is acquired by or merges with a publicly-held company, the Payee who has the Stock Purchase Right pursuant to Article 3 of this Note and registration rights pursuant to Article 4 of this Note agrees to execute and deliver a “sales” and/or  “lock-up” agreement as requested by the Company, underwriter or underwriters, having the same terms and duration as comparable agreements executed and delivered by the Company and its principal stockholders.

5.          Event of Default

   The term "Event of Default" as used herein shall mean the occurrence of any one or more of these following events:

(A)	failure of the Company to pay when due any payment due hereunder.

(B)
default in the performance of any material covenant on the part of the Company to be performed pursuant to the terms hereof (except for a default pursuant to Article 5(A) of this Note, for which no notice or cure period shall be applicable), and such failure continues for ten (10) days after Payee gives notice pursuant to Article 14(C) of this Note;

(C)	filing by the Company of a petition in bankruptcy;

(D)	making of an assignment by the Company for the benefit of its creditors;

(E)	consent by the Company to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

(F)	filing of a petition in bankruptcy against the Company with the consent of the Company;

(G)
filing of a petition in bankruptcy against the Company without the consent of the Company, and the failure to have such petition dismissed within sixty (60) days from the date upon which such petition is filed;

(H)	notwithstanding the sixty (60) day provision in Article 5(G) of this Note, adjudication of the Company as bankrupt; and

(I)
entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Company, a receiver, trustee or custodian for the Company or of all or substantially all of the respective property or assets of Company.

6.           Remedies Upon Default

Upon the occurrence of an Event of Default, and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance which is due pursuant to this Note shall, at the Payee's option, be accelerated and become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

7.           Non-Exclusive Remedy

Any remedy that is set forth in this Note is not exclusive of any remedies that are provided by law.

8.           Liability Upon Default

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

9.           Exercise of Remedy Upon Default

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.         Validity of Provisions

Any  provision of this Note that may prove to be unenforceable under any law shall not affect the validity of any other provision of this Note.

11.         Collection Costs

Payor agrees to pay all reasonable costs of collection, including attorney’s fees and costs, which may be paid or incurred by Payee in connection with Payee’s exercise of its rights or remedies arising as a result of an Event of Default under this Note.

12.         Full Recourse

Anything in this Note to the contrary notwithstanding, the Payor hereunder shall be liable on this Note for the full amount of the principal and interest due pursuant to this Note.

13.         Prepayment

If the Payor intends to pay the full principal amount or partial principal amount, plus any accrued interest on this Note, prior to the Maturity Date, the Payor shall give the Payee at least ten (10) days prior notice, and subsequent to any such notice and prior to repayment, the Payee shall have the ability to exercise the conversion rights pursuant to Article 3 of this Note

14.         Miscellaneous

(A)           Modification   This Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Payor and the Payee of this Note.

(B)           Further Actions   The Payor agrees to execute any and all instruments and documents, and to take any and all such further actions reasonably required to effectuate this Note and the intents and purposes hereof.

(C)           Notices   All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, Registered or Certified Mail (Return Receipt Requested), postage prepaid, or confirmed fax as follows:

To the Payor:	Janel World Trade, Ltd. - Attn.: James N. Jannello
150-14 132nd Avenue
Jamaica, NY, 11434
Tel: 718 527-3800, Fax: 718 527-1689

Copy to:	Scheichet & Davis, PC - Attn.: William J. Davis, Esq.
767 3rd Avenue – 24th Floor New York, NY 10017
Tel: 212 688-3200 ext. 414 Fax: 212 371-7634

To the Payee:	_____________________________
_____________________________
_____________________________
_____________________________

Copy to:	_________________________
_____________________________
_____________________________
_____________________________

or in each case to such other address as shall have last been furnished by like notice.  Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be.

(D)           Governing Law            This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law.  The parties hereby consent to and irrevocably submit to personal jurisdiction over each of them by the State and Federal Courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Article 14(C) of this Note.

(E)           Assignment   This Note may not be assigned or transferred by the Payee without the prior written consent of the Payor.

(F)           Binding Agreement   This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the Payor has executed this Note as of the ____day of _________________, 2008.

JANEL WORLD TRADE, LTD.

By:
James N. Jannello,
Chief Executive Officer